Exhibit 1(c)

               MUTUAL OF AMERICA INVESTMENT CORPORATION

                 ARTICLES SUPPLEMENTARY TO THE CHARTER

      Mutual of America Investment Corporation, a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

      FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on May 3, 1988, adopted a resolution increasing the aggregate number of shares of capital stock, par value $.01 per share (the "Shares"), and the number of Shares of each class, that the Corporation is authorized to issue, as follows:

            (i) The total number of shares of all classes  that the  Corporation
      has  authority  to  issue  were  200,000,000  before  the  increase,   and
      1,000,000,000 as increased.

            (ii) The number of shares of stock of each class are as follows, subject, however, to the authority granted in the Articles of Incorporation to the Board of Directors to change the designation of any class and to increase or decrease any such number of shares:

                                       Before the Increase        As Increased
                                       -------------------        ------------
      Money Market Fund                     10,000,000              25,000,000
      Stock Fund                            10,000,000             400,000,000
      Bond Fund                             10,000,000              25,000,000
      Composite Fund                        10,000,000             200,000,000

      The balance of undesignated shares may be issued by the Board of Directors in such initial classes, or any new class of classes, each comprising such number of shares and having such preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors, to whom authority so to fix and determine the same is in the Articles of Incorporation expressly granted. In addition, the Board of Directors is in the Articles of Incorporation expressly granted authority to change the designation of any class and to increase or decrease the number of shares of any class, but the number of shares of any class shall not be decreased by the Board of Directors below the number of shares thereof then outstanding.

            (iii) The par value of the shares of stock of each class, both before the increase, and as increased, is $.01 per share.

            (iv) The aggregate par value of all the shares of all classes was $2,000,000 before the increase, and is $10,000,000 as increased.

      SECOND: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.


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

      IN WITNESS WHEREOF, MUTUAL OF AMERICA INVESTMENT CORPORATION has caused these articles to be signed in its name and on its behalf by its President and witnessed by its Secretary on 25th of July, 1988.

                                          MUTUAL OF AMERICA INVESTMENT
                                          CORPORATION

                                          By  /s/ Dwight K. Bartlett, III
                                            ------------------------------------
                                                    President

Witness:

   /s/ Stephanie J. Kopp
----------------------------
        Secretary

      THE UNDERSIGNED, President of Mutual of America Investment Corporation, who executed on behalf of said corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                 /s/ Dwight K. Bartlett, III
                                                --------------------------------


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